CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                 E Z DATA, INC.
                                      INTO
                              EZ DATA SYSTEMS, INC.

     E Z Data, Inc., a corporation organized and existing under the laws of the State of New Hampshire,

     DOES HEREBY CERTIFY:

     FIRST: That this Corporation was incorporated on January 11, 1978, pursuant to the laws of the State of New Hampshire, which permit a New Hampshire corporation to merge with a corporation of another jurisdiction.

     SECOND: That this Corporation owns all of the outstanding shares of capital stock of EZ Data Systems, Inc., a corporation incorporated on July 16, 1982, pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That this Corporation, by the votes annexed hereto as Exhibit A and duly adopted by its Board of Directors at a special meeting held on August 19, 1982, determined to merge itself into said EZ Data Systems, Inc.

     FOURTH: That the merger has been approved by the holders of a majority of the outstanding stock of this Corporation entitled to vote thereon at a meeting thereof duly called and held on September 17, 1982, and after 20 days' notice of the purpose of the meeting mailed to each shareholder of this Corporation at his address as it appears on the records of this Corporation.

     IN WITNESS WHEREOF, said E Z Data, Inc. has caused this certificate to be signed by James E. Cook, its President, and attested by Robert A. Shaines, its Secretary, this 17th day of September, 1982.

                                           E Z DATA, INC.


                                           By___________________________________
                                              James E. Cook, President

ATTEST:

By_________________________________
     Robert A. Shaines, Secretary

                                    EXHIBIT A

                                 E Z DATA, INC.
                Votes Adopted at the Special Meeting of the Board
                        Directors held on August 19, 1982

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VOTED:            That the  Corporation be merged into EZ Data Systems,  Inc., a
                  Delaware corporation, and a wholly-owned subsidiary of the Corporation, under and according to the provisions of Section 253 of the General Corporation Law of the State of Delaware and the provisions of Section 78 of the New Hampshire Business Corporation Act.

VOTED: That the Plan of Merger of E Z Data, Inc. into EZ Data Systems, Inc. (the "Plan of Merger"), which is hereby incorporated in this vote by reference and made a part hereof, in the form presented to the meeting be, and it hereby is, approved.

VOTED: That this Board of Directors, believing the same to be in the best interests of the Corporation and its shareholders, does hereby recommend that the shareholders of the Corporation approve the Plan of Merger.


                                 PLAN OF MERGER
                                       OF
                                 E Z DATA, INC.
                                      INTO
                                 EZ DATA SYSTEMS

     Section 1. Merger; Surviving Corporation

     E Z Data, Inc., a New Hampshire corporation ("EZNE"), shall merge with and into EZ Data Systems, Inc., a Delaware corporation ("EZDEL") and wholly-owned subsidiary of EZNH, pursuant to Section 253 of the General Corporation Law of the State of Delaware and Section 78 of the New Hampshire Business Corporation Act (the "NHCA"). EZDEL shall be the surviving corporation in the merger and is sometimes hereinafter referred to as the Surviving Corporation.

     Section 2. Effectiveness of the Merger

     As soon as practicable after the approval of this Plan by the shareholders of EXNH, Articles of Merger shall be prepared and filed with the Secretary of State of New Hampshire and a Certificate of Ownership and Merger shall be prepared and filed with the Secretary of State of Delaware. The merger shall become effective upon the filing of said Articles and said Certificate, whichever shall last occur (the "Effective Time"). The merger, from and after the Effective Time, shall have all the effects provided by applicable Delaware and New Hampshire law.

     Section 3. Certificate of Incorporation, By-Laws, Directors, Officers

              a.  The  Certificate  of  Incorporation  of  EZDEL  as  in  effect
immediately   prior  to  the  Effective   Time  shall  be  the   Certificate  of
Incorporation of the Surviving Corporation.

              b. The by-laws of EZDEL as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation.

              c. The persons who shall serve as directors of the Surviving Corporation until their successors are elected and qualified are as follows:

              James E. Cook
              Peter B. Garsoe
              James E. Lambert
              Robert A. Shaines
              Harold S. Stone

              d. The persons who shall serve as officers of the Surviving Corporation until their successors are elected and qualified are as follows:

              Chairman of the Board                     James E. Cook
              President                                 James E. Cook
              Treasurer                                 James E. Lambert
              Vice President of Finance and
              Administration                            James E. Lambert
              Vice President of Marketing               R. Gregory Wing
              Vice President of Engineering             G. Venkatesh
              Secretary                                 Robert A. Shaines
              Assistant Secretary                       James E. Lamberg

     Section 4. Manner and Basis of Converting Shares

              a. At the Effective Time, (i) each share of common stock without par value of EZNH ("EZNH Common Stock") outstanding immediately prior to the Effective Time (other than shares of EZNH Common Stock in respect of which dissenters' rights shall properly have been exercised in accordance with the
NHCA) shall be virtue of the merger and without further action be converted into and shall become 5,000 shares of the common stock, $.01 par value, of EZDEL ("EZDEL Common Stock"), and any fraction of a share of EZDEL Common Stock which would otherwise be issuable to any stockholder after such conversion shall be increased to one whole share of EZDEL Common Stock, and (ii) each share of EZDEL Common Stock outstanding immediately prior to the Effective Time, all of which are held by EZNH, shall, by virtue of the merger and without further action, be cancelled and extinguished.

              b. At the Effective Time, each share of EZNH Common Stock authorized but unissued immediately prior to the Effective Time shall, by virtue of the merger and without further action, be cancelled and extinguished.

              c. Each outstanding option to purchase shares of EZNH Common Stock (an "Old Option") shall be converted into an option to purchase that number of shares of EZDEL Common Stock equal to the number of shares covered by the Old Option multiplied by 5,000, at a per share exercise price equal to the per share exercise price of the Old Option divided by 5,000.

              d. After the Effective Time, each holder of an outstanding certificate representing shares of EZNH Common Stock (other than shares of EZNH Common Stock in respect of which dissenters' rights shall properly have been exercised in accordance with the NHCA) shall surrender the same to EZDEL, and each such holder shall be entitled upon such surrender to receive in exchange stock certificate(s) representing the number of shares of EZDEL Common Stock into which shares of EZNH Common Stock have been converted. Until so surrendered, certificate(s) purporting to represent such previously issued shares of EZNH Common Stock shall be deemed and treated for all purposes as representing the shares of EZDEL Common Stock into which such shares of EZNH haveen converted. No cash or stock dividend payable,k and no certificate representing split shares deliverable in the event that any such split shal be declared, to holders of record of EZDEL Common Stock as of any date after the Effective Time shall be paid or delivered to the holder of any certificate which before the Effective Time represented EZNH Common Stock, unless and until such certificate is surrendered as hereinabove provided, but upon such surrender there shall be paid or delivered to the registered holder of record of the certificate for EZDEL Common Stock issued in exchange therefore the amount of any such cash dividend or a certificate for the whole number of shares of EZDEL Common Stock resulting from any such stock dividend or split (without interest thereon) which shall have theretofore become payable or deliverable with respect to such EZDEL Common Stock. The holders of record of EZDEL Common Stock for which shares of EZNH Common Stock have been exchanged, who have not physically surrendered the certificate representing such shares of EZNH Common Stock, shall not be entitled to exercise any rights to vote with respect to such shares until such certificate is surrendered as hereinabove provided. All shares of EZDEL Common Stock into which shares of EZNH Common Stock shall have been converted pursuant to this Plan shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares. When the merger becomes effective, the holders of certificates representing EZNH Common Stock outstanding prior to the Effective Time shall cease to have any rights with respect to such stock and their sole rights shall be with respect to the EZDEL Common Stock into which their shares of EZNH Common Stock are to be converted by the merger. Upon the Effective Time, the stock transfer books of EZNH shall be closed and no transfer of shares of EZNH Common Stock outstanding immediately prior to the Effective Time shall thereafter be made or consummated.

     Section 5. Signing Authority

     If at any time after the Effective Time the Surviving Corporation shall consider it to be advisable that any further conveyances, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, assets, privileges, immunities, powers and franchises of ezne or otherwise to carry out the provisions of this Plan, the proper directors and officers of EZNH last in office shall execute and deliver, upon the Surviving Corporation's request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things necessary or proper to vest, perfect or confirm title to such property, rights, assets, privileges, immunities, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Plan, and the proper directors and officers of the Surviving Corporation are fully authorized in the name of EZNH or otherwise to take any and all such action.

     Section 6. Termination

     This Plan may be terminated and the merger contemplated herein may be abandoned at any time before the Effective Time by vote of the Board of Directors of EZNH, regardless of whether or not this Plan shall have been approved by the shareholders of EZNH.